                                                                   Exhibit 10.10





          CONSENT TO THE CREATION OF SUBSIDIARIES OF M/I SCHOTTENSTEIN
       HOMES, INC. PURSUANT TO, AND FOURTH AMENDMENT TO, SECOND RESTATED
          REVOLVING CREDIT LOAN AND STANDBY LETTER OF CREDIT AGREEMENT


                  This Consent to the Creation of Subsidiaries of M/I Schottenstein Homes, Inc. Pursuant to, and Fourth Amendment to, Second Restated Revolving Credit Loan And Standby Letter Of Credit Agreement (this "Amendment") is made to be effective as of December 29, 1997, by and among M/I SCHOTTENSTEIN HOMES, INC., an Ohio corporation ("Borrower"), BANK ONE, NA, a national banking association, formerly known as Bank One, Columbus, N.A., a national banking association ("Bank One"), THE HUNTINGTON NATIONAL BANK, a national banking association ("HNB"), THE FIRST NATIONAL BANK OF CHICAGO, a national banking association ("First Chicago"), NATIONAL CITY BANK OF COLUMBUS, a national banking association ("NCB"), BANKBOSTON, N.A., a national banking association, formerly known as The First National Bank of Boston, a national banking association ("BOB"), THE FIFTH THIRD BANK OF COLUMBUS, an Ohio banking corporation ("Fifth Third") (Bank One, HNB, First Chicago, NCB, BOB and Fifth Third is each a "Bank" and, collectively, "Banks"), and BANK ONE, NA, a national banking association, formerly known as Bank One, Columbus, N.A., a national banking association, as agent for Banks ("Agent"). For valuable consideration, the receipt of which is hereby acknowledged, Borrower, Banks and Agent, each intending to be legally bound, hereby recite and agree as follows:

                             BACKGROUND INFORMATION

                  A. Borrower, Bank One, HNB, First Chicago, NCB, BOB, Fifth Third and Agent are parties to a certain Second Restated Revolving Credit Loan and Standby Letter of Credit Agreement effective as of December 30, 1996, as amended by the First Amendment thereto effective as of March 14, 1997, the Second Amendment thereto effective as of May 7, 1997 and the Third Amendment thereto effective as of September 29, 1997 (the "Credit Agreement").

                  B. Borrower wants to form new limited liability companies (the "LLCs") in connection with the development of a 522-acre tract of land located in Prince William County, Virginia, near Manassas, Virginia, which tract is referred to from time to time as "Bellwood" and is the subject of that certain letter agreement between Borrower and Banks dated October

15, 1997 and in connection with the development of a tract of land located in Maryland.

                  C. Borrower, Banks and Agent want to amend the Credit Agreement by modifying the definition of "Subsidiary" to encompass the LLCs, as a result of which modification subsection 7.16 of the Credit Agreement will require the prior written consent of the Required Banks to the formation of the LLCs.

                  D. Subject to the terms and conditions of this Amendment and of the Credit Agreement, the Banks want to consent to the formation of the LLCs.

                  E. Borrower, Banks and Agent want to amend the Credit Agreement by providing for the LLCs and by modifying subsection 7.9, Limitation on Investments, paragraph (g), which limits the investments by M/I Financial Corp. in second mortgage loans for the purchase of residential real property.


                                    AGREEMENT

                  1. Subject to the terms and conditions of this Amendment and of the Credit Agreement, as amended hereby, Bank, Agent and Borrower each hereby
(a) consents to, and waives any Default solely as a result of, the formation by Borrower of, as new Subsidiaries of Borrower, Lot 5 - 1997, L.L.C., a Virginia limited liability company, Bellwood L.L.C., a Virginia limited liability company, Manor Road - 1997, L.L.C., a Virginia limited liability company and Chevy Chase Villas, L.L.C., a Virginia limited liability company.

                  2. Subsection 1.1, Defined Terms of the Credit Agreement is hereby amended by deleting the definitions of each of "Construction Bonds," "Customer Deposits," "Eligible Developed Lots Sold," "Eligible Developed Lots Unsold," "Eligible Model Houses," "Guaranties" and "Subsidiary" in their entireties and replacing them, respectively, with the following:

                  "Construction Bonds" shall mean bonds issued by surety bond companies for the benefit of, and as required by, municipalities or other political subdivisions to secure the performance by Borrower or any Subsidiary of its obligations relating to lot improvements and subdivision development and completion.

                  "Customer Deposits" shall mean cash deposits made by customers of Borrower or any

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                  Subsidiary in connection with the execution of purchase
                  contracts, which deposits shall be shown as liabilities on Borrower's consolidated financial statements.

                  "Eligible Developed Lots Sold" shall mean all Developed Lots which Borrower or any Subsidiary has recorded as sold in accordance with its usual accounting practices to any Person other than an Affiliate or Subsidiary of Borrower. The value of Eligible Developed Lots Sold shall be calculated in accordance with GAAP and shall include all associated costs required to be capitalized under GAAP, but shall be reduced by the then outstanding aggregate amount of Indebtedness secured by any Eligible Developed Lots Sold and permitted by subsection 7.1(d) hereof.

                  "Eligible Developed Lots Unsold" shall mean all Developed Lots which Borrower or any Subsidiary has not recorded as sold in accordance with its usual accounting practices, or which Borrower or any Subsidiary has recorded as sold to an Affiliate or Subsidiary of Borrower. The value of Eligible Developed Lots Unsold shall be calculated in accordance with GAAP and shall include all associated costs required to be capitalized under GAAP, but shall be reduced by the then outstanding aggregate amount of Indebtedness secured by any Eligible Developed Lots Unsold and permitted by subsection 7.1(d) hereof.

                  "Eligible Model Houses" shall mean (a) all completed detached or attached single family houses (including townhouse condominiums and condominiums) which are being used by Borrower or any Subsidiary as sales models, and the lots on which such houses are located and (b) detached or attached (including townhouse condominiums and condominiums) single family houses for which there has been a Start of Construction which upon completion will be used by Borrower or any Subsidiary as sales models, and the lots on which such houses are located. The value of Eligible Model Houses shall be calculated in accordance with GAAP

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                  and shall include all associated costs required to be
                  capitalized under GAAP except for the costs of any furnishings, but shall be reduced by the then outstanding aggregate amount of Indebtedness secured by any Eligible Model Houses and permitted by subsection 7.1(d) hereof; provided, however, that (a) the aggregate value of attached (including townhouse condominiums and condominiums) single family homes constituting Eligible Model Houses shall not exceed $3,000,000, and (b) the aggregate value of all Eligible Model Houses shall not exceed $30,000,000.

                  "Guaranties" (individually, "Guaranty") shall mean the guaranties of the Indebtedness evidenced by this Agreement and by all documents contemplated by this Agreement, including without limitation the Notes, as this Agreement and such documents may be amended or restated from time to time, which guaranties are substantially in the form of Exhibit A attached to this Agreement, executed by each of Borrower's Subsidiaries (which are M/I Financial Corp., 601RS, Inc., M/I Homes, Inc., M/I Homes Construction, Inc., Bellwood L.L.C., Lot 5 - 1997, L.L.C., Manor Road - 1997, L.L.C. and Chevy Chase Villas, L.L.C.) in favor of the respective Banks and to which Agent shall also be a party, and any guaranties in favor of Agent and the respective Banks executed by (a) each other permitted Subsidiary, if any, of Borrower and/or (b) the M/I Ancillary Businesses that are wholly-owned by the Borrower or by any Subsidiary.

                  "Subsidiary" shall mean as to any Person, a corporation, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, limited liability company or other entity are at the time owned, or the management of which is otherwise controlled, directly, or indirectly

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                  through one or more intermediaries, or both, by such Person, and with respect to Borrower shall include all Subsidiaries of Subsidiaries of Borrower.

                  3. Subsection 1.1, Defined Terms, of the Credit Agreement is hereby further amended by adding the following definitions thereto:

                  "Bellwood L.L.C." shall mean Bellwood L.L.C., a Virginia limited liability company and a Subsidiary of Borrower, which is owned 99% by Lot 5 - 1997, L.L.C. and 1% by KSI Services, Inc., a Virginia corporation.

                  "Chevy Chase Villas, L.L.C." shall mean Chevy Chase Villas, L.L.C., a Virginia limited liability company and a Subsidiary of Borrower, which is owned 99% by Manor Road - 1997, L.L.C. and 1% by KSI Services, Inc., a Virginia corporation.

                  "Lot 5 - 1997, L.L.C." shall mean Lot 5 - 1997, L.L.C., a
                  Virginia limited liability company and a wholly-owned Subsidiary of Borrower.

                  "Manor Road - 1997, L.L.C." shall mean Manor Road - 1997, L.L.C., a Virginia limited liability company and a wholly-owned Subsidiary of Borrower.

                  4. Subsection 7.1, Limitation on Indebtedness, of the Credit Agreement is hereby amended by deleting paragraph (i) in its entirety and replacing it with the following paragraph (i):

                  (i) Indebtedness of any wholly-owned Subsidiary of Borrower, or Indebtedness of Bellwood L.L.C. or Chevy Chase Villas, L.L.C., with respect to loans from Borrower or from any other Subsidiaries of Borrower; provided that each such Subsidiary shall have delivered to each of the Banks, prior to the making of any such loans, its respective Guaranty conforming to the requirements of this Agreement; provided further that any such Indebtedness of Bellwood L.L.C. shall not in the aggregate exceed $3,500,000; and provided further that any such Indebtedness

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                  of Lot 5- 1997, L.L.C. shall not in the aggregate exceed
                  $25,000,000; and

                  5. Subsection 7.2, Limitation on Liens, of the Credit Agreement is hereby amended by deleting paragraph (g) in its entirety and replacing it with the following paragraph (g):

                           (g) (i) deposits to secure the performance of: bids;
                  trade contracts (other than for borrowed money or the purchase price of property or services); leases; statutory and other obligations required by law; surety, appeal and performance bonds (including Construction Bonds); and other obligations of a like nature incurred in the ordinary course of business; and
                  (ii) Liens in favor of surety bond companies pursuant to indemnity agreements to secure the reimbursement obligations of Borrower or any Subsidiary on Construction Bonds, provided
                  (A) the Liens securing Construction Bonds shall be limited to the assets of, as appropriate, Borrower or such Subsidiary at, and the rights of, as appropriate, Borrower or such Subsidiary arising out of, the projects that are the subject of the Construction Bonds, (B) the Liens shall not attach to any real estate, and (C) the aggregate amount of such Liens at any time shall not exceed the dollar amount of Construction Bonds then outstanding, and in any event shall not exceed the amount of reimbursement obligations on Construction Bonds permitted to Borrower pursuant to subsection 7.3(a) hereof;

                  6. Subsection 7.6, Limitation on Dividends, of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following subsection 7.6:

                           7.6 Limitation on Dividends and Distributions. Make
                  any distributions or declare any dividends (other than dividends payable solely in common stock of Borrower) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement or other acquisition of any shares of any class of stock of Borrower, whether now or

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

                  hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Borrower or any of its Subsidiaries (each of the foregoing a "Stockholder Payment"), except (a) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, Borrower and any of its Subsidiaries may make Stockholder Payments in a total amount that, when added to all other Stockholder Payments permitted by this Agreement, does not exceed the sum of (i) twenty-five percent (25%) of cumulative Consolidated Earnings (taking into account losses, if any) of Borrower subsequent to December 31, 1994 plus (ii) $5,000,000; and (b) any Subsidiary of Borrower may declare and pay dividends or make distributions, and such dividends or distributions shall not be considered Stockholder Payments. In determining compliance with the foregoing, Borrower shall be in compliance if, as of the last day of the calendar month immediately preceding the month in which any such Stockholder Payments are made, the cumulative Stockholder Payments previously made plus the Stockholder Payments made during the current month would not in the aggregate exceed the amount permitted by clause (a), above.

                  7. Subsection 7.7, Limitation on Certain Real Property Expenditures, of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following subsection 7.7:

                           7.7 Limitation on Certain Real Property Expenditures.
                  Purchase or acquire any Eligible Raw Land and Land Under Development by the expenditure of cash, the incurrence of Indebtedness, as a result of Investment in Joint Venture(s), or otherwise, if as a result of such purchase or acquisition the aggregate cost of all the foregoing then owned by Borrower and its Subsidiaries (including their pro rata share of any undeveloped land that constitutes part of an Investment in Joint Venture) shall exceed (a) as to undeveloped land only, $55,000,000; and (b) as to the sum of undeveloped land and land under

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

                  development, $100,000,000; provided further, that the aggregate cost of any individual tract of land acquired by Borrower or any of its Subsidiaries, or their pro rata share of any tract that constitutes part of an Investment in Joint Venture may not exceed $2,000,000 except for land holdings set forth on Exhibit G attached hereto and except for Bellwood (as hereinafter defined); and, provided further, that the aggregate cost (net of any cash received from the sale of land or lots) to Borrower and all of its Subsidiaries with respect to the purchase or acquisition and the development of the 522-acre tract of land located in Prince William County, Virginia near Manassas, Virginia, which tract is referred to from time to time, and herein, as "Bellwood," shall not at any time exceed $25,000,000. For purposes of this subsection 7.7, the cost of undeveloped land and land under development shall be determined in accordance with GAAP. Further, for purposes of this subsection 7.7, any tract of land shall cease to be classified as undeveloped land after (i) commencement of the development of such tract into residential lots in good faith and provided the development thereof is completed over a period of not more than one year, or (ii) such tract is the subject of a valid, noncontingent contract of sale with a person who is not an Affiliate or Subsidiary and who is satisfactory to the Required Banks in their sole discretion, provided the sale contemplated by such contract is to be completed not more than two years after the date of the contract. In the event the development of any tract is discontinued for a period of 60 days or longer or not completed within one year, such tract shall automatically be deemed to be undeveloped land.

                  8. Subsection 7.9, Limitation on Investments, of the Credit Agreement is hereby amended by deleting paragraphs (d) and (g) in their entireties and replacing them with the following paragraphs (d) and (g):

                           (d) any investments in M/I Financial Corp., 601RS,
                  Inc., M/I Homes, Inc., M/I

                  Homes Construction, Inc., Lot 5 - 1997, L.L.C., Bellwood L.L.C., Manor Road - 1997, L.L.C. or Chevy Chase Villas, L.L.C. or any other Subsidiary created with the consent of the Required Banks hereafter; provided that the aggregate cost (net of any repayments, distributions or dividends) of investments by Borrower and all of the Subsidiaries in Bellwood L.L.C. shall not at any time exceed $25,000,000; and provided further that the aggregate cost (net of any repayments, distributions or dividends) of investments by Borrower and all of the Subsidiaries in Lot 5 - 1997, L.L.C. shall not at any time exceed $25,000,000;

                           (g) second mortgage loans made in the ordinary course
                  of M/I Financial Corp.'s business to natural persons for the purchase of residential real property, provided that such second mortgage loans (i) shall be made only in connection with a specific financing program to natural persons who have a first mortgage loan from M/I Financial Corp. with respect to the same real property, and (ii) shall not in the aggregate exceed $4,000,000 at any one time outstanding;

                  9. The Credit Agreement is hereby amended by deleting the existing Exhibit G - Certain Land Holdings in its entirety and replacing it with, and fully incorporating by this reference therein, amended Exhibit G thereto, which amended Exhibit G is attached hereto.

                  10. In order to induce Banks and Agent to enter into this Amendment, Borrower hereby represents and warrants to each Bank and to Agent that on the date hereof:

                           (a) it has the corporate power and authority to make,
                  deliver and perform this Amendment and to borrow under the Credit Agreement as amended by this Amendment and has taken all corporate action necessary to be taken by it to authorize the borrowings on the terms and conditions of the Credit Agreement as amended by this Amendment and to authorize the execution, delivery and performance of the Credit Agreement as amended by this Amendment;

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

                           (b) each of the Subsidiaries (i) is duly organized,
                  validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to conduct the business in which it is currently engaged, (iii) is qualified as a foreign corporation under the laws of any jurisdiction where the failure to so qualify would have a material adverse effect on the business of Borrower and its Subsidiaries taken as a whole, and (iv) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, have a material adverse effect on the business, operations, property or financial or other condition of Borrower and its Subsidiaries taken as a whole and would not materially adversely affect the ability of Borrower to perform its obligations under this Agreement and the Notes.

                           (c) the execution, delivery and performance of the
                  Guaranty by each of Lot 5 - 1997, L.L.C., Bellwood L.L.C., Manor Road - 1997, L.L.C. and Chevy Chase Villas, L.L.C. will not violate any Requirement of Law or Contractual Obligation of such Subsidiary and do not and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any Requirement of Law or Contractual Obligation.

                           (d) Schedule 3 attached hereto contains the name,
                  principal place of business, all other places of business and percentage of ownership of all of the Subsidiaries of Borrower.

                  11. The Credit Agreement is hereby amended by deleting the existing Schedule 3 (Subsidiaries) thereto in its entirety and replacing it with, and fully incorporating by reference therein, amended Schedule 3 thereto, which amended Schedule 3 is attached hereto.

                  12. The Credit Agreement, including without limitation Borrower's representations, warranties and covenants, as amended by this Amendment, shall remain in full force and effect in accordance with its terms as amended hereby, and upon the effective date of this Amendment, the terms "Agreement" and "this Agreement" shall mean the Credit Agreement as amended by this Amendment.

                  13. The obligations of Agent and Banks pursuant to this Amendment are subject to the satisfaction of the following conditions precedent prior to the effective date of this Amendment:

                           (a) Guaranties. Each Bank shall have received from
                  each of Lot 5 - 1997, L.L.C., Bellwood L.L.C., Manor Road - 1997, L.L.C. and Chevy Chase Villas, L.L.C. its respective Guaranty, to which Agent shall also be a party, conforming to the requirements of the Credit Agreement and delivered by a duly authorized officer of each of Lot 5 - 1997, L.L.C., Bellwood L.L.C., Manor Road - 1997, L.L.C. and Chevy Chase Villas, L.L.C.

                           (b) Guarantor's Consent and Reaffirmation of
                  Guaranties. Each Bank and Agent shall have received from each of M/I Financial Corp., 601RS, Inc., M/I Homes, Inc. and M/I Homes Construction, Inc. an executed copy of its respective Guarantor's Consent and Reaffirmation of Guaranties (in form and substance satisfactory to Agent).

                           (c) Proceedings of Borrower. Each Bank and Agent
                  shall have received a copy of the resolutions (in form and substance satisfactory to Agent) of the Executive Committee of the Board of Directors of Borrower authorizing the execution, delivery and performance of this Amendment, certified by the Secretary or the Assistant Secretary of Borrower as of the date hereof. Such certificate shall state that the resolutions set forth therein have not been amended, modified, revoked or rescinded as of the effective date of this Amendment.

                           (d) Proceedings of Subsidiaries of Borrower. Each
                  Bank and Agent shall have received a copy of the resolutions (in form and substance satisfactory to each Bank and Agent) of
                  (i) M/I Schottenstein Homes, Inc.,

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                  as the sole shareholder of each of M/I Financial Corp., 601RS,
                  Inc., M/I Homes, Inc. and M/I Homes Construction, Inc., and as the sole member of Lot 5 - 1997, L.L.C. and Manor Road - 1997, L.L.C.; (ii) Lot 5 - 1997, L.L.C. and KSI Services, Inc., as the sole members of Bellwood L.L.C.; and (iii) Manor Road - 1997, L.L.C. and KSI Services, Inc., as the sole members of Chevy Chase Villas, L.L.C., each resolution authorizing the execution, delivery and performance of (y) by Lot 5 - 1997, L.L.C., Bellwood L.L.C., Manor Road - 1997, L.L.C. and Chevy Chase Villas, L.L.C., the respective Guaranties of each, and
                  (z) by M/I Financial Corp., 601RS, Inc., M/I Homes, Inc., and M/I Homes Construction, Inc., Guarantor's Consent and Reaffirmation of Guaranties, all certified by the Secretary or Assistant Secretary of each respective Subsidiary of Borrower as of the date hereof. Such certificate shall state that the resolutions set forth therein have not been amended, modified, revoked or rescinded as of the effective date of this Amendment.

                           (e) Incumbency Certificates of Subsidiaries. Each
                  Bank and Agent shall have received a certificate of the Manager, or other appropriate person, of each of Lot 5 - 1997, L.L.C., Bellwood L.L.C., Manor Road - 1997, L.L.C. and Chevy Chase Villas, L.L.C., dated the date hereof, as to the incumbency and signatures of the Manager, or other appropriate person(s), of each executing its respective Guaranty.

                           (f) No Default or Event of Default. No Default or
                  Event of Default shall have occurred and be continuing under the Credit Agreement as of the effective date of this Amendment.

                  14. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Amendment shall become effective upon receipt by Agent and each Bank of executed counterparts of this Amendment by each of Borrower, Agent and the Required Banks.

                  15. This Amendment shall be governed by, and construed in accordance with, the local laws of the State of Ohio.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

                  IN WITNESS WHEREOF, Borrower, Banks and Agent have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


M/I SCHOTTENSTEIN HOMES, INC.


By /s/ ROBERT H. SCHOTTENSTEIN
   -----------------------------------------
   Robert H. Schottenstein
   Title:  President and Assistant Secretary


BANK ONE, NA,
as Agent and as a Bank


By /s/ THOMAS D. IGOE
   ------------------------------------------
   Thomas D. Igoe
   Title:  Senior Vice President


THE HUNTINGTON NATIONAL BANK


By /s/ R.H. FRIEND
   ------------------------------------------
   R.H. Friend
   Title:  Vice President


THE FIRST NATIONAL BANK OF CHICAGO


By /s/ GREGORY A. GILBERT
   ------------------------------------------
   Gregory A. Gilbert
   Title: Vice President


NATIONAL CITY BANK OF COLUMBUS


By /s/ RALPH A. KAPAROS
   ------------------------------------------
   Ralph A. Kaparos
   Title:  Senior Vice President

BANKBOSTON, N.A.


By /s/ KEVIN C. HAKE
   ------------------------------------------
   Kevin C. Hake
   Title: Director


THE FIFTH THIRD BANK OF COLUMBUS


By /s/ MARK E. RANSOM
   ------------------------------------------
   Mark E. Ransom
   Title: Vice President




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


               GUARANTOR'S CONSENT AND REAFFIRMATION OF GUARANTIES


                  The undersigned Guarantor hereby (a) acknowledges that it has read the foregoing Consent to the Creation of Subsidiaries of M/I Schottenstein Homes, Inc. Pursuant to, and Fourth Amendment to, Second Restated Revolving Credit Loan and Standby Letter of Credit Agreement, effective as of September 29, 1997 (the "Fourth Amendment"), and (b) agrees that the undersigned Guarantor's Guaranty dated as of December 30, 1996 of the obligations of M/I Schottenstein Homes, Inc. pursuant to the Second Restated Revolving Credit Loan and Standby Letter of Credit Agreement, as amended by the First Amendment thereto effective as of March 14, 1997, the Second Amendment thereto effective as of May 7, 1997, the Third Amendment thereto effective as of September 29, 1997 and the Fourth Amendment, and all representations, warranties and covenants in such Guaranty, continue in full force and effect notwithstanding the Fourth Amendment.


M/I FINANCIAL CORP.


By: /s/ PAUL S. ROSEN
   ------------------------------------------
   Paul. S. Rosen
   Title: President

               GUARANTOR'S CONSENT AND REAFFIRMATION OF GUARANTIES


                  Each of the undersigned Guarantors hereby (a) acknowledges that it has read the foregoing Consent to the Creation of Subsidiaries of M/I Schottenstein Homes, Inc. Pursuant to, and Fourth Amendment to, Second Restated Revolving Credit Loan and Standby Letter of Credit Agreement, effective as of September 29, 1997 (the "Fourth Amendment"), and (b) agrees that each of the undersigned Guarantor's Guaranties dated as of March 14, 1997 of the obligations of M/I Schottenstein Homes, Inc. pursuant to the Second Restated Revolving Credit Loan and Standby Letter of Credit Agreement, as amended by the First Amendment thereto effective as of March 14, 1997, the Second Amendment thereto effective as of May 7, 1997, the Third Amendment thereto effective as of September 29, 1997 and the Fourth Amendment, and all representations, warranties and covenants in each of such Guaranties, continue in full force and effect notwithstanding the Fourth Amendment.


601RS, INC.
M/I HOMES, INC.
M/I HOMES CONSTRUCTION, INC.


By: /s/ ROBERT H. SCHOTTENSTEIN
   ------------------------------------------
   Robert H. Schottenstein
   President and Assistant Secretary of 601RS, Inc.;
   Vice Chairman of M/I Homes, Inc.; and
   Vice Chairman of M/I Homes Construction, Inc.